News Release

Integra Bank Corporation Announces Results of 2009 Annual Shareholder Meeting

EVANSVILLE, INDIANA – April 15, 2009 – Integra Bank Corporation (NASDAQ Global Market:IBNK) announced that, at the Company’s annual meeting of shareholders held earlier today, shareholders elected the nine nominees for directors to serve until the 2010 annual meeting of shareholders. They are: Michael J. Alley, Sandra Clark Berry, Robert L. Goocher, Thomas W. Miller, Arthur D. Pringle, III, Bradley M. Stevens, Richard M. Stivers, Michael T. Vea and Daniel T. Wolfe. All nominees were serving as directors except Mr. Alley, who is a new director. Mr. Alley serves as Chairman of Patriot Investments, LLC, a company founded by Mr. Alley and headquartered in Indianapolis, Indiana. He has considerable accounting, investment, and banking experience including serving as CEO of Fifth Third Bank, Central Indiana until his retirement in 2002. “We are excited about Mike joining our Board and how his experience and insight will help us execute our strategy,” commented Mike Vea, Chairman, President and CEO.

In addition, shareholders approved five proposals:

•	An amendment to the articles of incorporation to increase the number of authorized shares of common stock to 129,000,000;

•	The issuance of common stock pursuant to the warrant issued to the U.S. Treasury Department in the Capital Purchase Program;

•	A non-binding “say-on-pay” proposal;

•	An amendment to the Integra Bank Corporation 2007 Equity Incentive Plan; and

•	The ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered accounting firm.

“We are pleased and thank our shareholders for approving these proposals, which are all important items for the future success of Integra Bank,” Vea added.

About Integra

Headquartered in Evansville, Indiana, Integra Bank Corporation is the parent of Integra Bank N.A. As of December 31, 2008, Integra had $3.4 billion in total assets and operates 75 banking centers and 125 ATMs at locations in Indiana, Kentucky, Illinois and Ohio. Integra Bank Corporation’s common stock is listed on the Nasdaq Global Market under the symbol IBNK. Additional information may be found at Integra’s web site, www.integrabank.com.

Safe Harbor

Certain statements made in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, the words “may,” “will,” “should,” “would,” “anticipate,” “expect,” “plan,” “believe,” “intend,” and similar expressions identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) the adverse effects of the current recession in the markets in which Integra does business; (2) changes in the interest rate environment that reduce the net interest margin; (3) unanticipated additional charge-offs and loan loss provisions; (4) the ability of Integra to maintain required capital levels and adequate sources of funding and liquidity; (5) the impact of problems affecting issuers of investment securities Integra holds (6) changes and trends in capital markets; (7) competitive pressures among depository institutions that increase significantly; (8) effects of critical accounting policies and judgments; (9) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; (10) legislative or regulatory changes or actions, or significant litigation that adversely affect Integra or the business in which Integra is engaged; (11) ability to attract and retain key personnel; (12) ability to secure confidential information through the use of computer systems and telecommunications network; and (13) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity, and other factors described in our periodic reports filed with the SEC. We undertake no obligation to revise or update these risks, uncertainties and other factors except as may be set forth in our periodic reports.

Contacts:

Mike Vea, Chairman, President and CEO — 812-464-9604
Martin Zorn, COO and CFO — 812-461-5794
Gretchen Dunn, Shareholder Relations — 812-464-9677

Web site:

http://www.integrabank.com